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                                                                   EXHIBIT 10.94

                            SECURED PROMISSORY NOTE
                                   (Pagare)

U.S. $47,702,128.00                                              October 5, 2000

     FOR VALUE RECEIVED, the undersigned, TEX TRANSAS, S.A. de C.V., a corporation formed under the laws of the Republic of Mexico (the "Company"), hereby promises to pay to TARRANT MEXICO, S. de R.L. de C.V., a limited liability company formed under the laws of the Republic of Mexico (the "Payee"), the principal sum of Forty-Seven Million Seven Hundred Two Thousand One Hundred Twenty-Eight United States Dollars (U.S. $47,702,128.00), together with interest from the date hereof on the unpaid principal balance from time to time outstanding at the rate of eight and one-half percent (8.5%) per year (computed on the basis of a 365-day year), net of applicable withholding taxes, if any, at the times and place set forth below. Principal and interest on this Note shall be payable in sixty (60) consecutive equal monthly installments of U.S. $591,437.10, with the entire remaining unpaid principal balance, together with all accrued and unpaid interest thereon, due and payable in full on October 5, 2005.

     The principal of and interest on this Note shall be paid in lawful money of the United States of America at the principal office of the Payee, 3151 East Washington Boulevard, Los Angeles, California 90023, or at such other place as, from time to time, may be designated by the Payee.

     In no event shall interest payable hereunder exceed the maximum rate permitted by applicable law, and in the event that the rate of interest stated herein shall at any time during the term hereof exceed such highest lawful rate, the interest payable hereunder shall, during such period, be deemed to be the highest lawful rate.

     The Company shall have the right, at any time and from time to time, to prepay all or any portion of this Note without penalty or premium, but any such prepayment shall be applied first against interest which has accrued as of the date thereof and then against the unpaid principal balance.

     If this Note is not paid when due, the Company shall pay all costs of collection incurred by the Payee, including, but not limited to, reasonable attorneys' fees and costs, whether or not suit is filed on this Note.

     This Note is the promissory note referred to in Section 3 of that certain Equipment Purchase Agreement dated October 5, 2000 (the "Equipment Purchase Agreement"), by and between the Company and the Payee. The Company hereby waives demand, presentment, notice, protest and notice of dishonor and, in particular, the requirements and formalities established by Articles 126, 127, 128, 139, 142, 143, 148, 149 and 155 of the Ley de Titulos y Operaciones de Credito.

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and to be performed wholly within that State.

     This Note is secured by that certain Pledge Security Agreement dated as of October 5, 2000, by and between the Company and the Payee.

     The Payee, to the fullest extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to a default or enforcement of this Note, and (ii) waives and agrees not to assert any claim that it is not

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subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed by its authorized officer as of the fifth day of October, 2000.

TEX TRANSAS, S.A. de C.V.

By _____________________________
     Authorized Representative

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